Exhibit 23



                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8 No.33-59326) pertaining to the Centel Retirement Savings Plan for Bargaining Unit Employees of Sprint Corporation of our report dated June 5,
2000, with respect to the financial statements and schedules of the Centel Retirement Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1999.



                                                       /s/ Ernst & Young LLP
                                                       Ernst & Young LLP



Kansas City, Missouri
June 23, 2000